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                                  EXHIBIT 21.1

                    SOUTHWEST WATER COMPANY AND SUBSIDIARIES

                       SUBSIDIARIES OF THE REGISTRANT (1)
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                                Jurisdiction
                                     of
Name of Subsidiary              Incorporation       Parent
------------------              -------------       ------
Suburban Water Systems          California          Southwest Water Company

New Mexico Utilities, Inc.      New Mexico          Southwest Water Company

ECO Resources, Inc.             Texas               Southwest Water Company

Water Suppliers Mobile
 Communication Service          California          Suburban Water Systems

SW Resource Management
 Company                        Delaware            Southwest Water Company

SOCI, Inc. (2)                  Delaware            Southwest Water Company

SW Operating
 Services Co. (2)               Delaware            Southwest Water Company

Southwest Environmental
 Laboratories, Inc. (2)         Texas               ECO Resources, Inc.

Southern Municipal
 Services, Inc. (2)             Texas               ECO Resources, Inc.
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All above listed subsidiaries have been consolidated in the Registrant's consolidated financial statements.

(1)  As of March 31, 1997
(2)  Inactive